UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K Amendment No.

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	June 20, 2011

BOOMERANG SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-10176	22-2306487
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

355 Madison Avenue Morristown, NJ 07960
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:	(973) 538-1194

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 20, 2011, an amendment filed by Boomerang Systems, Inc. (the “Company”) to its Certificate of Incorporation with the Secretary of State of Delaware (the “Charter Amendment”), went effective.  The Amendment effected a one-for-twenty (1 for 20) reverse stock split of its outstanding common stock, par value $0.001 per share.  As a result of the split, each twenty (20) outstanding shares of pre-split common stock were automatically combined into one (1) share of post-split common stock, par value $0.001 per share. Accordingly the Company’s approximately 145.5 million pre-split shares outstanding will be combined into approximately 7.3 million post-split shares outstanding.

The Amendment did not change the par value of the Company’s common stock, which remains at $0.001 per share, or the number of shares of common stock the Company is authorized to issue, which remains at 400,000,000 shares.  No fractional shares will be issued.  Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by 20, will automatically receive one whole share of common stock in lieu of the fractional share. Each stockholder’s percentage ownership interest and proportional voting power remain substantially unchanged, except for minor changes that may result from rounding up for fractional shares.  In addition, proportional adjustments will be made for the Company’s equity awards, outstanding warrants and convertible notes.  Stockholders of a majority of the Company’s outstanding shares of common stock approved, by way of a written consent dated January 19, 2011, proposals authorizing the Board of Directors, in its discretion, to implement the reverse split and file the Charter Amendment.

Effective June 22, 2011 the Company’s shares will begin trading on the OTCQB at the post-split level.  For a period of 20 trading days the Company’s ticker symbol will be changed to “BMERD” to signify that the reverse stock split has occurred.  After this 20-day trading period the Company’s common stock will resume trading under the symbol BMER.

The Company’s transfer agent, American Stock Transfer & Trust Company, will send instructions to stockholders of record regarding the exchange of outstanding stock certificates for new certificates representing post-split shares of common stock.

The Charter Amendment is annexed hereto as Exhibit 3.1 and is incorporated herein by reference.  The press release announcing the reverse stock split and Charter Amendment is annexed hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.1           Certificate of Amendment to the Certificate of Incorporation of Boomerang Systems, Inc.

99.1         Press Release dated June 21, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Boomerang Systems, Inc.
(Registrant)

Date:	June 21, 2011	By:	/s/ Joseph R. Bellantoni
Joseph R. Bellantoni
Chief Financial Officer